HARRIS + HARRIS LLP
BARRISTERS AND SOLICITORS

January 10, 2008

VIA FACSIMILE TO (941) 308-2718

Carbiz Inc.
7405 North Tamiami Trail
Sarasota, Florida
34243

Dear Sirs/Mesdames:

Carbiz Inc. – Registration Statement on Form F-3: Amendment No. 3 To Registration Statement on Form SB-2 Dated August 24, 2007 (the "Registration Statement")

We have reviewed Amendment No. 3 to Registration Statement on Form SB-2 on Form F-3 dated January 10, 2008.

We hereby consent to our opinion dated December 27, 2007 being incorporated by reference into the amended Registration Statement.

Yours very truly,

HARRIS + HARRIS LLP

Gregory H. Harris

GHH/kd

G:\WP51\H 10001 - 11000\10015\Carbiz Inc ltr. Jan 10, 2008.doc

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